EXHIBIT 99

FOR IMMEDIATE RELEASE

TRISTATE CAPITAL REPORTS EPS OF $1.71 FOR FULL YEAR 2021 AND $0.52 FOR THE
FOURTH QUARTER ON DOUBLE-DIGIT ANNUAL ORGANIC GROWTH IN
AUM, TOTAL ASSETS, REVENUE AND NET INCOME TO NEW RECORD LEVELS

-- The company continued to expand the client base utilizing its asset management, private banking, commercial banking, and treasury and liquidity management capabilities, while all of its businesses enter 2022 with strong new business pipelines --

PITTSBURGH, January 26, 2022 - TriState Capital Holdings, Inc. (Nasdaq: TSC) (“TriState Capital” or the “company”) reported fourth quarter and full year 2021 financial results including double-digit organic growth in assets under management (AUM), loans, deposits, revenue and earnings.

The parent company of TriState Capital Bank and Chartwell Investment Partners reported net income available to common shareholders of $65.7 million, or $1.71 per diluted share, for 2021 and $19.9 million, or $0.52, per diluted share in the fourth quarter, including the $0.06 impact of expenses associated with its previously announced agreement to be acquired by Raymond James Financial, Inc. (“Raymond James”). Net income available to common stockholders was $37.4 million or $1.30 per diluted share in 2020, $10.6 million or $0.37 per diluted share in the fourth quarter of 2020, and $16.9 million or $0.44 per diluted share in the third quarter of 2021.

“TriState Capital’s unwavering support of our talented people as they meet the needs of our clients in extraordinary times, while creating long-term value for our common stockholders, resulted in a spectacular year for this company and each of our asset management, private banking and commercial banking businesses,” Chairman James F. Getz said. “Our solid performance in 2021 exemplified TriState Capital’s ability to consistently execute against our long-term strategy for achieving responsible growth in a range of economic and rate environments. Since 2011, TriState Capital has delivered average annual growth of 23% in loans, 17% in revenue and 20% in earnings per share, all while diversifying our sources of fee income, launching a best-in-class treasury and liquidity management offering, building exceptional national financial services distribution capabilities, enhancing operating leverage, and implementing the infrastructure to accommodate the continued organic expansion of our businesses.”

Mr. Getz added that the company also continues to expect to close its transaction with Raymond James in 2022, subject to customary conditions including TriState Capital shareholder and regulatory approvals. He noted, “TriState Capital is aligned with a strong partner that appreciates the value of the franchises and personnel we have in place today, as well as our ability to put its capital, low-cost deposits and other resources to work to support the continued success of TriState Capital Bank and Chartwell Investment Partners.”

FULL YEAR AND FOURTH QUARTER 2021 HIGHLIGHTS
•Raised $125 million in capital to fund responsible growth in 2022, a senior unsecured fixed-to-floating rate note that matures December 15, 2024. The note was issued to Raymond James and bears interest at a fixed annual rate of 2.25% until December 15, 2022.
•Chartwell fourth quarter revenue increased by 1.4% from the linked quarter and 11.7% from the prior year period, as positive net inflows, especially new and existing fixed income strategies, contributed to assets under management growth to a record $11.84 billion.
•Non-interest income grew to $15.9 million in the fourth quarter, increasing 13.7% from the prior year period and 11.9% from the linked quarter.
•Net interest income (“NII”) hit a record $51.1 million in the fourth quarter, growing 41.8% from the prior period and 9.6% from the linked quarter, as net interest margin (“NIM”) expanded to 1.68% in the last three months of the year.
•Commercial loans grew 13.0% from December 31, 2020 and 5.8% during the quarter to $3.88 billion at period end.
•Private banking loans grew 43.2% from December 31, 2020 and 11.0% during the quarter to $6.89 billion at period end, as loans primarily collateralized by marketable securities represented 64.0% of total loans at the end of 2021.

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•Treasury management deposit accounts grew 96.1% from December 31, 2020 and 16.6% during the quarter to $2.86 billion at period end.

“The results we achieved in 2021, and our expectations for 2022 and beyond, are a direct result of our high-performance team, our ability across all three of our premier platforms to deliver holistic yet bespoke solutions for our focused client channels, our commitment to investing for our future success, and our drive to deliver exceptional risk adjusted returns over time,” President and Chief Executive Officer Brian S. Fetterolf said. “TriState Capital’s ability to generate significant growth in net interest income and net interest margin in 2021, while favoring a long-term asset-sensitive approach, highlights the strength of our unique business model, relationships and ability to execute, as well as how a rising rate environment can serve as another catalyst for continued earnings growth going forward.”

REVENUE GROWTH
NII grew to a record $51.1 million in the fourth quarter of 2021, increasing 41.8% from $36.1 million in the prior year period and 9.6% from $46.7 million in the linked quarter. NIM expanded for the fifth consecutive quarter to 1.68% for the last three months of 2021, compared to 1.53% in the prior year period and 1.65% in the linked quarter.

Non-interest income grew to $15.9 million in the fourth quarter of 2021, increasing 13.7% from $14.0 million in the prior year period and 11.9% from $14.2 million in the linked quarter. Chartwell investment management fees grew to $9.6 million in the fourth quarter of 2021, compared to $8.6 million in the prior year period and $9.4 million in the linked quarter. Fees from the bank’s back-to-back, loan-level interest rate swap offering for clients totaled $4.4 million during the fourth quarter of 2021, compared to $4.1 million in the prior year period and $3.1 million in the linked quarter. In addition, treasury management fees have continued to grow over time, while TriState Capital maintains its priority of growing deposit balances in services accounts through effective and predictable fee structures.

NII and non-interest income, excluding net gains and losses on the sale and call of debt securities, combined to generate record total revenue of $66.9 million for the fourth quarter of 2021, which grew 34.0% from $49.9 million in the prior year period and 10.0% from $60.9 million in the linked quarter. Full year 2021 total revenue was a record $237.8 million, up 24.4% from $191.2 million in 2020. Total revenue, which is not a financial metric under generally accepted accounting principles (“GAAP”), is a measure that TriState Capital has consistently utilized to provide a greater understanding of its diverse fee-generating businesses. TriState Capital’s non-interest income represented 23.6% of total revenue for the fourth quarter of 2021.

EXPENSES REFLECT CONTINUED INVESTMENTS
TriState Capital continues to invest in talent, technology, product, and risk and compliance management to support the continued responsible growth of its businesses, providing a premier client experience as it continues to scale its efficient branchless operating model. Fourth quarter 2021 non-interest expense was $42.8 million, including $2.7 million in expenses incurred in connection with the pending transaction with Raymond James, compared to $34.4 million in the prior year period and $38.0 million in the linked quarter. New hires and bonus accruals reflecting the company’s record annual revenue and other key financial metrics were primary factors in compensation and benefits expense increasing to $22.0 million in the fourth quarter of 2021, from $18.7 million in the prior year period and $21.7 million in the linked quarter. Non-interest expense also included investment tax credit expense of $2.8 million and $1.7 million in the fourth quarters of 2021 and 2020, respectively.

TriState Capital Bank’s efficiency ratio decreased to 51.10% in the fourth quarter of 2021, from 60.95% in the prior year period and 54.79% in the linked quarter. The efficiency ratio, a widely used industry non-GAAP financial metric, is utilized to provide a greater understanding of a bank’s level of non-interest expense as a percentage of total revenue. Annualized non-interest expense represented 1.36% of average assets in the fourth quarter of 2021, compared to 1.40% in the same period the prior year and 1.30% in the linked quarter.

Pre-tax, pre-provision net revenue grew to $24.2 million in the fourth quarter of 2021, increasing 55.8% from $15.5 million in the prior year period and 5.7% from $22.9 million in the linked quarter. Pre-tax, pre-provision net revenue is a non-GAAP financial metric representing net interest income and non-interest income, and excluding gains and losses on the sale and call of debt securities and total non-interest expense.

Pre-tax income was $23.8 million in the fourth quarter of 2021, increasing 87.8% from $12.7 million in the same period a year prior and 3.9% from $22.9 million in the linked quarter.

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TriState Capital’s 2021 effective tax rate was 3.0% for the fourth quarter and 13.9% for the full year. The company’s effective tax rate is impacted by certain factors including the number, timing and size of tax credit investments.

Net income available to common shareholders, earnings per share and weighted average diluted shares in the fourth quarter of 2021 are net of $3.1 million in dividends payable to holders of the company’s Series A, Series B and Series C Non-Cumulative Perpetual Preferred Stock.

INVESTMENT MANAGEMENT
A combination of investment performance, strong client relationships and a robust new business effort contributed to positive net inflows of $21.0 million and $521.0 million for the three and 12 months ending December 31, 2021, respectively, reflecting growth in existing strategies and new product developed in 2021. In addition, Chartwell’s new business pipeline currently has in excess of $353 million in commitments from institutional investors.

Chartwell’s new business and new flows from existing accounts of $319 million and market appreciation of $369 million more than offset outflows of $298 million in the fourth quarter of 2021. Chartwell assets under management grew to a record $11.84 billion at December 31, 2021, compared to $10.26 billion one year prior and $11.45 billion at September 30, 2021.

Chartwell’s annual run rate revenue grew to $40.0 million at December 31, 2021, increasing 2.6% from $39.0 million at September 30, 2021 and 12.4% from $35.6 million at December 31, 2020. Chartwell’s weighted average fee rate was 0.34% at December 31, 2021.

ORGANIC LENDING FRANCHISE GROWTH
TriState Capital’s client engagement and distribution capabilities continued to drive organic loan growth by expanding the number and depth of its premier relationships with high-quality middle-market commercial customers, as well as expanding the number of high-net-worth clients the bank serves through its growing national referral network of financial intermediaries.

Average loans totaled a record $10.21 billion in the fourth quarter of 2021, growing 30.0% from $7.86 billion in the prior year period and 8.3% from $9.43 billion in the linked quarter. Loans at December 31, 2021 totaled $10.76 billion, growing $2.53 billion, or 30.7%, from one year prior and $894.3 million, or 9.1%, from September 30, 2021.

TriState Capital continued to fortify its position as the nation’s leading independent provider of marketable securities-based loans for clients of independent investment advisory firms, trust companies, broker-dealers, regional securities firms, family offices, and other financial intermediaries that do not offer banking services themselves. Private banking loans totaled a record $6.89 billion at December 31, 2021, increasing $2.08 billion, or 43.2%, from one year prior and $682.5 million, or 11.0%, from the end of the linked quarter.

The company continued to grow relationships with top-quality middle-market sponsors and businesses, driving originations of commercial and industrial (“C&I”) and commercial real estate (“CRE”) loans while managing credit quality within the portfolio. Commercial loans totaled $3.88 billion at December 31, 2021, increasing $447.2 million, or 13.0%, from one year prior and $211.8 million, or 5.8%, from the end of the linked quarter.

C&I loans grew to $1.51 billion at December 31, 2021, increasing by $239.3 million, or 18.8%, from one year prior and $172.6 million, or 12.9%, from the end of the linked quarter, led by utilization of capital call lines of credit and other fund finance offerings.

CRE loans grew to $2.36 billion at December 31, 2021, increasing $207.9 million, or 9.6%, from one year prior and $39.2 million, or 1.7%, from the end of the linked quarter.

STRATEGIC DEPOSIT AND LIQUIDITY MANAGEMENT FRANCHISE EXPANSION
TriState Capital continues to deliver growth in its agile liquidity management franchise, which creates meaningful service-based client relationships and provides highly responsive funding. The bank is winning new business and enhancing the breadth and depth of existing client relationships with its nationally distributed service and liquidity management offerings for financial services businesses, payroll and other specialized payment servicers, real estate firms, high-net-worth individuals, family offices, middle market companies, municipalities and non-profits.

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Average deposits totaled $11.04 billion in the fourth quarter of 2021, growing 30.8% from $8.44 billion in the prior year period and 7.7% from $10.25 billion in the linked quarter. Deposits at December 31, 2021 totaled $11.50 billion, growing by an annual record $3.02 billion, or 35.5%, from one year prior and $748.2 million, or 7.0%, from September 30, 2021.

Treasury management deposit accounts grew to $2.86 billion at December 31, 2021, increasing $1.4 billion, or 96.1%, from one year prior and $406.3 million, or 16.6%, from September 30, 2021.

TriState Capital’s loan-to-deposit ratio was 93.56% at December 31, 2021, compared to 97.04% at December 31, 2020 and 91.75% at September 30, 2021, as TriState Capital managed deposit balances in line with loan activity in the quarter in a continued favorable liquidity environment.

INTEREST RATE MANAGEMENT
TriState Capital continues to maintain a balance sheet with significant flexibility to manage interest rate dynamics, while offering attractive deposit and loan pricing to clients.

Approximately 60% of TriState Capital’s non-fixed rate deposits use the Effective Federal Funds Rate or another benchmark as reference points, and the remaining non-fixed rate deposits are priced at rates set with bank discretion. Total cost of funds for all deposits and interest-bearing liabilities averaged 0.45% during the fourth quarter of 2021, compared to 0.67% in the same period last year and 0.49% in the linked quarter. The total cost of deposits averaged 0.37% during the fourth quarter of 2021, compared to 0.57% in the same period last year and 0.41% in the linked quarter.

At December 31, 2021, 95% of the company’s loans were floating rate and indexed to 30-day LIBOR, the Prime Rate, or another benchmark rate such as SOFR. TriState Capital continued to constructively use interest rate floors on existing and new variable rate loans throughout the fourth quarter of 2021.

The yield on total loans averaged 2.30% during the fourth quarter of 2021, compared to 2.44% in the prior year period and 2.32% in the linked quarter. Loan yields resulted primarily from trends in 30-day LIBOR in 2021, as well as higher rates of growth in private bank loans relative to commercial loans. Loan yield movement was more than offset by a continued reduction in deposit costs.

Investment securities totaled $1.41 billion at December 31, 2021, increasing 66.8% from one year prior and decreasing 1.7% from the end of the linked quarter.

NIM expanded for the fifth consecutive quarter to 1.68% for the fourth quarter of 2021, up 15 basis points from the same period last year and up 3 basis points from the linked quarter.

ASSET QUALITY
TriState Capital maintained strong asset quality metrics in the fourth quarter of 2021, reflecting its disciplined credit culture and lower risk profile resulting from the majority of its loans consisting of private banking non-purpose margin loans collateralized by marketable securities. Private banking grew to represent 64.0% of total loans at December 31, 2021, while CRE and C&I loans comprised 21.9% and 14.1% of total loans, respectively.

The allowance for credit losses on loans and leases (“ACL”) totaled $28.6 million at the end of 2021, compared to $34.6 million at December 31, 2020 and $32.4 million at September 30, 2021. ACL on commercial loans represented 0.69% of commercial loans at period end, excluding private banking loans primarily collateralized by liquid, marketable securities, that do not require a reserve, compared to 0.95% at December 31, 2020 and 0.82% at September 30, 2021. As a percentage of total loans, ACL was 0.27% at December 31, 2021, 0.42% at December 31, 2020 and 0.33% at September 30, 2021.

The company recorded net charge-offs of $4.2 million in the fourth quarter of 2021, net recoveries of $109,000 in the year-ago quarter, and net charge-offs of $238,000 in the linked quarter.

Non-performing assets (“NPAs”) were $6.3 million, or 0.05% of total assets, at December 31, 2021, compared to $12.4 million, or 0.13%, at December 31, 2020 and $10.8 million, or 0.09%, at September 30, 2021. Non-performing loans (“NPLs”) were $4.3 million, or 0.04% of total loans, at December 31, 2021, compared to $9.7 million, or 0.12%, at December 31, 2020 and $8.6 million, or 0.09%, at September 30, 2021.

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Total adverse-rated credits, including NPLs, were $36.9 million, or 0.34% of total loans, at December 31, 2021, compared to $51.3 million, or 0.62%, at December 31, 2020 and $43.5 million, or 0.44%, at September 30, 2021.

TriState Capital’s provision for credit loss was $488,000 for the fourth quarter of 2021, $3.0 million for the fourth quarter of 2020 and de minimis for the linked quarter.

CAPITAL STRENGTH AND EFFICIENCY
The company’s strong balance sheet included $1.86 billion in cash, equivalents and securities at December 31, 2021. Cash, equivalents, securities and private banking loans -- which are primarily collateralized by marketable securities that are monitored daily, liquid and subject to favorable treatment under regulatory capital requirements -- represented 67.24% of total assets at the end of the fourth quarter of 2021.

As of December 31, 2021, estimated regulatory capital ratios for TriState Capital Holdings were 13.43% for total risk-based capital, 11.64% for tier 1 risk-based capital, 8.96% for common equity tier 1 risk-based capital, and 6.36% for tier 1 leverage. For TriState Capital Bank, the estimated capital ratios were 14.60% for total risk-based capital, 14.22% for tier 1 risk-based capital, 14.22% for common equity tier 1 risk-based capital, and 7.76% for tier 1 leverage.

ABOUT TRISTATE CAPITAL
TriState Capital Holdings, Inc. (Nasdaq: TSC) is a bank holding company headquartered in Pittsburgh, Pa., providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals. Its TriState Capital Bank subsidiary had $12.9 billion in assets as of December 31, 2021, and serves middle-market commercial customers through regional representative offices in Pittsburgh, Philadelphia, Cleveland, Edison, N.J., and New York City, as well as high-net-worth individuals nationwide through its national referral network of financial intermediaries. Its Chartwell Investment Partners subsidiary had $11.8 billion in assets under management as of December 31, 2021, and serves institutional clients and TriState Capital’s financial intermediary network. For more information, please visit http://investors.tristatecapitalbank.com.

In light of the pending acquisition by Raymond James, the company will not hold a quarterly investor conference call and webcast. For more information related to the acquisition, please refer to the company’s and Raymond James’ filings with the Securities and Exchange Commission.

IMPORTANT INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT
Raymond James has filed a Registration Statement on Form S-4 (File No. 333-261647) with the SEC to register the shares of Raymond James’s common stock and preferred stock that will be issued to TriState Capital’s shareholders in connection with the transaction. The registration statement will include a proxy statement of TriState Capital that also constitutes a prospectus of Raymond James. When the registration statement becomes effective, the definitive proxy statement/prospectus will be sent to the shareholders of TriState Capital in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Raymond James or TriState Capital through the website maintained by the SEC at www.sec.gov or by contacting the investor relations department of Raymond James or TriState Capital at:

Raymond James 880 Carillon Parkway Saint Petersburg, FL 33716 Attention: Investor Relations	TriState Capital Holdings, Inc. 301 Grant Street, Suite 2700 Pittsburgh, PA 15219 Attention: Investor Relations

Before making any voting or investment decision, investors and security holders of Raymond James and TriState Capital are urged to read carefully the entire registration statement and definitive proxy statement/prospectus when they become available, including any amendments thereto, because they will contain important information about the proposed transaction. Free copies of these documents may be obtained as described above.

PARTICIPANTS IN THE SOLICITATION

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Raymond James, TriState Capital, and certain of their respective directors and executive officers may be deemed participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Raymond James can be found in Raymond James’s definitive proxy statement in connection with its 2021 annual meeting of shareholders, as filed with the SEC on January 8, 2021, and other documents subsequently filed by Raymond James with the SEC. Information about the directors and executive officers of TriState Capital can be found in TriState Capital’s definitive proxy statement in connection with its 2021 annual meeting of shareholders, as filed with the SEC on April 7, 2021, and other documents subsequently filed by TriState Capital with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the transaction when they become available.

FORWARD-LOOKING STATEMENTS
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect TriState Capital’s current views with respect to, among other things, future events and the company’s financial performance, as well as the company’s goals and objectives for future operations, financial and business trends, business prospects and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other measures of future financial or business performance, strategies or expectations. These statements are often, but not always, made through the use of words or phrases such as “achieve,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “maintain,” “may,” “opportunity,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “sustain,” “target,” “trend,” “will,” “will likely result,” and “would,” or the negative versions of those words or other comparable statements of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about TriState Capital’s industry and beliefs or assumptions made by management, many of which, by their nature, are inherently uncertain. Although TriState Capital believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Accordingly, TriState Capital cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that change over time and are difficult to predict, including, but not limited to, the following:
•risks associated with the COVID-19 pandemic and their expected impact and duration, including effects on TriState Capital’s operations, its clients, economic conditions and the demand for its products and services;
•risks associated with the acquisition of our company by Raymond James, including risks related to the failure of our company to satisfy conditions of the closing of the acquisition, which could result in the acquisition not closing, which could have a material adverse impact on the value of our stock;
•TriState Capital’s ability to prudently manage its growth and execute its strategy;
•deterioration of TriState Capital’s asset quality;
•TriState Capital’s level of non-performing assets and the costs associated with resolving problem loans, including litigation and other costs;
•possible additional loan and lease losses and impairment, changes in the value of collateral securing TriState Capital’s loans and leases and the collectability of loans and leases, particularly as a result of the COVID-19 pandemic and the programs implemented by the Coronavirus Aid, Relief, and Economic Security Act, including its automatic loan forbearance provisions;
•possible changes in the speed of loan prepayments by customers and loan origination or sales volumes;
•business and economic conditions generally and in the financial services industry, nationally and within TriState Capital’s local market areas, including the effects of an increase in unemployment levels, slowdowns in economic growth and changes in demand for products or services or the value of assets under management;
•TriState Capital’s ability to maintain important deposit customer relationships, its reputation and otherwise avoid liquidity risks;
•changes in management personnel;
•TriState Capital’s ability to recruit and retain key employees;
•volatility and direction of interest rates;
•risks related to the phasing out of LIBOR and changes in the manner of calculating reference rates, as well as the impact of the phase out of LIBOR and introduction of alternative reference rates such as SOFR on the value of loans and other financial instruments that are linked to LIBOR;
•changes in accounting policies, accounting standards, or authoritative accounting guidance, including the CECL model;
•any impairment of TriState Capital’s goodwill or other intangible assets;
•TriState Capital’s ability to develop and provide competitive products and services that appeal to its customers and target markets;
•TriState Capital’s ability to provide investment management performance competitive with its peers and benchmarks;
•fluctuations in the carrying value of the assets under management held by Chartwell, as well as the relative and absolute investment performance of such subsidiary’s investment products;

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•operational risks associated with TriState Capital’s business, including technology and cyber-security related risks;
•increased competition in the financial services industry, particularly from regional and national institutions;
•negative perceptions or publicity with respect to any products or services offered by TriState Capital;
•adverse judgments or other resolution of pending and future legal proceedings, and costs incurred in defending such proceedings;
•changes in the laws, rules, regulations, interpretations or policies relating to financial institutions, accounting, tax, trade, monetary and fiscal matters, including economic stimulus programs, and potential expenses associated with complying with such laws and regulations;
•TriState Capital’s ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms;
•regulatory limits on TriState Capital’s ability to receive dividends from its subsidiaries and pay dividends to shareholders;
•changes and direction of government policy towards and intervention in the U.S. financial system;
•natural disasters and adverse weather, acts of terrorism, regional or national civil unrest, cyber-attacks, an outbreak of hostilities, a public health outbreak (such as COVID-19) or other international or domestic calamities, and other matters beyond TriState Capital’s control;
•the effects of any reputation, credit, interest rate, market, operational, legal, liquidity, regulatory or compliance risk resulting from developments related to any of the risks discussed above; and
•other factors that are discussed in TriState Capital’s filings with the Securities and Exchange Commission.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release. If one or more events related to these or other risks or uncertainties materialize, or if TriState Capital’s underlying assumptions prove to be incorrect, actual results may differ materially from what the company anticipates. Accordingly, readers should not place undue reliance on any such forward-looking statements. New factors emerge from time to time, and it is not possible for TriState Capital to predict which will arise. Any forward-looking statement speaks only as of the date on which it is made, and TriState Capital does not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. In addition, TriState Capital cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

NON-GAAP FINANCIAL DISCLOSURES
This news release and the accompanying tables contain certain financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Specifically, TriState Capital reviews and reports tangible common equity, tangible book value per common share, EBITDA, total revenue, pre-tax, pre-provision net revenue and efficiency ratio. Although TriState Capital believes these non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP. Where non-GAAP disclosures are used, the most directly comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found within this news release and in the reconciliation tables accompanying this news release.

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MEDIA CONTACT
Jack Horner
267-932-8760, ext. 302
412-600-2295 (mobile)
jack@hornercom.com

INVESTOR RELATIONS CONTACT
Lambert
Jeff Schoenborn and Kate Croft
888-609-8351
TSC@lambert.com

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TRISTATE CAPITAL HOLDINGS, INC.
BALANCE SHEET DATA (UNAUDITED)

	As of
	December 31,	September 30,	December 31,
(Dollars in thousands)	2021	2021	2020
Cash and cash equivalents	$452,016	$469,932	$435,442
Total investment securities	1,405,678	1,429,613	842,545
Loans and leases held-for-investment	10,763,324	9,869,011	8,237,418
Allowance for credit losses on loans and leases	(28,563)	(32,363)	(34,630)
Loans and leases held-for-investment, net	10,734,761	9,836,648	8,202,788
Goodwill and other intangibles, net	62,000	62,478	63,911
Other assets	350,397	360,197	352,130
Total assets	$13,004,852	$12,158,868	$9,896,816

Deposits	$11,504,389	$10,756,141	$8,489,089
Borrowings, net	470,163	355,654	400,493
Other liabilities	193,578	233,035	250,089
Total liabilities	12,168,130	11,344,830	9,139,671
Preferred stock	181,544	180,443	177,143
Common shareholders' equity	655,178	633,595	580,002
Total shareholders' equity	836,722	814,038	757,145
Total liabilities and shareholders' equity	$13,004,852	$12,158,868	$9,896,816

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TRISTATE CAPITAL HOLDINGS, INC.
INCOME STATEMENT DATA (UNAUDITED)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2021	2021	2020	2021	2020
Interest income:
Loans and leases	$59,227	$55,071	$48,288	$215,186	$200,839
Investments	4,669	4,477	2,504	15,529	14,032
Interest-earning deposits	149	157	218	582	2,224
Total interest income	64,045	59,705	51,010	231,297	217,095

Interest expense:
Deposits	10,164	10,480	12,107	41,504	69,202
Borrowings	2,757	2,558	2,839	10,434	9,949
Total interest expense	12,921	13,038	14,946	51,938	79,151
Net interest income	51,124	46,667	36,064	179,359	137,944
Provision for credit losses	488	—	2,972	808	19,400
Net interest income after provision for credit losses	50,636	46,667	33,092	178,551	118,544
Non-interest income:
Investment management fees	9,567	9,436	8,564	37,454	32,035
Service charges on deposits	389	377	309	1,407	1,072
Net gain on the sale and call of debt securities	112	33	133	242	3,948
Swap fees	4,408	3,059	4,095	14,091	16,274
Bank owned life insurance income	620	613	444	2,142	1,742
Commitment and other loan fees	818	740	453	2,448	1,715
Other income (loss)	7	(28)	5	862	419
Total non-interest income	15,921	14,230	14,003	58,646	57,205
Non-interest expense:
Compensation and employee benefits	22,040	21,701	18,658	84,599	71,197
Premises and equipment expense	1,738	1,520	1,486	5,837	5,875
Professional fees	5,062	2,310	2,026	10,820	6,201
FDIC insurance expense	1,455	1,375	1,920	5,080	9,680
General insurance expense	368	363	308	1,370	1,142
State capital shares tax	694	790	605	2,911	1,720
Travel and entertainment expense	799	755	688	2,634	2,423
Technology and data services	3,758	4,274	3,509	14,819	10,803
Intangible amortization expense	478	477	478	1,911	1,944
Marketing and advertising	1,058	984	708	3,624	2,402
Other operating expenses	5,333	3,459	4,049	12,889	9,716
Total non-interest expense	42,783	38,008	34,435	146,494	123,103
Income before tax	23,774	22,889	12,660	90,703	52,646
Income tax expense	710	2,873	50	12,643	7,412
Net income	$23,064	$20,016	$12,610	$78,060	$45,234
Preferred stock dividends	3,115	3,097	1,987	12,348	7,873
Net income available to common shareholders	$19,949	$16,919	$10,623	$65,712	$37,361

EXHIBIT 99
TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2021	2021	2020	2021	2020
Per share and share data:
Earnings per common share:
Basic	$0.54	$0.46	$0.37	$1.77	$1.32
Diluted	$0.52	$0.44	$0.37	$1.71	$1.30
Book value per common share	$19.70	$19.11	$17.78	$19.70	$17.78
Tangible book value per common share (1)	$17.83	$17.23	$15.82	$17.83	$15.82
Common shares outstanding, at end of period	33,263,498	33,154,343	32,620,150	33,263,498	32,620,150
Weighted average common shares outstanding:
Basic	31,396,278	31,357,356	28,378,695	31,315,235	28,267,512
Diluted	32,580,999	32,146,222	28,867,958	32,459,948	28,738,468

Performance ratios:
Return on average assets (2)	0.73%	0.68%	0.51%	0.69%	0.50%
Return on average common equity (2)	12.25%	10.67%	7.87%	10.64%	7.15%
Net interest margin (2) (3)	1.68%	1.65%	1.53%	1.64%	1.58%
Total revenue (1)	$66,933	$60,864	$49,934	$237,763	$191,201
Pre-tax, pre-provision net revenue (1)	$24,150	$22,856	$15,498	$91,269	$68,098
Bank efficiency ratio (1)	51.10%	54.79%	60.95%	52.03%	55.57%
Non-interest expense to average assets (2)	1.36%	1.30%	1.40%	1.30%	1.35%

Asset quality:
Non-performing loans	$4,313	$8,625	$9,680	$4,313	$9,680
Non-performing assets	$6,318	$10,803	$12,404	$6,318	$12,404
Other real estate owned	$2,005	$2,178	$2,724	$2,005	$2,724
Non-performing assets to total assets	0.05%	0.09%	0.13%	0.05%	0.13%
Non-performing loans to total loans	0.04%	0.09%	0.12%	0.04%	0.12%
Allowance for credit losses on loans and leases to loans	0.27%	0.33%	0.42%	0.27%	0.42%
Allowance for credit losses on loans and leases to non-performing loans	662.25%	375.22%	357.75%	662.25%	357.75%
Net charge-offs (recoveries)	$4,197	$238	$(109)	$6,887	$(279)
Net charge-offs (recoveries) to average total loans (2)	0.16%	0.01%	(0.01)%	0.07%	—%

Capital ratios: (4)
Tier 1 leverage ratio	6.36%	6.61%	7.29%	6.36%	7.29%
Common equity tier 1 risk-based capital ratio	8.96%	9.01%	8.99%	8.96%	8.99%
Tier 1 risk-based capital ratio	11.64%	11.79%	11.99%	11.64%	11.99%
Total risk-based capital ratio	13.43%	13.71%	14.12%	13.43%	14.12%
Bank tier 1 leverage ratio	7.76%	7.24%	7.83%	7.76%	7.83%
Bank common equity tier 1 risk-based capital ratio	14.22%	12.94%	12.89%	14.22%	12.89%
Bank tier 1 risk-based capital ratio	14.22%	12.94%	12.89%	14.22%	12.89%
Bank total risk-based capital ratio	14.60%	13.38%	13.41%	14.60%	13.41%

Investment Management Segment:
Assets under management	$11,844,000	$11,454,000	$10,263,000	$11,844,000	$10,263,000
EBITDA (1)	$1,391	$1,847	$1,675	$7,218	$5,473
(1)    These measures are not measures recognized under GAAP and are therefore considered to be non-GAAP financial measures. See “Non-GAAP Financial Measures” for a reconciliation of these measures to their most directly comparable GAAP measures.
(2)    Ratios are annualized.
(3)    Net interest margin is calculated on a fully taxable equivalent basis.
(4)    Capital ratios are estimated until regulatory reports are filed.

EXHIBIT 99
TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Three Months Ended
	December 31, 2021			September 30, 2021			December 31, 2020
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate (2)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate (2)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate (2)
Assets
Interest-earning deposits	$423,351	$147	0.14%	$429,806	$155	0.14%	$671,922	$216	0.13%
Federal funds sold	9,896	2	0.08%	12,629	2	0.06%	8,236	2	0.10%
Debt securities available-for-sale	575,965	2,520	1.74%	415,855	1,664	1.59%	578,021	676	0.47%
Debt securities held-to-maturity, net	839,798	2,011	0.95%	943,733	2,686	1.13%	227,465	1,633	2.86%
Debt securities trading	1,895	3	0.63%	—	—	—%	2,126	4	0.75%
Equity securities	4,985	—	—%	163	—	—%	—	—	—%
FHLB stock	11,802	140	4.71%	11,932	137	4.56%	13,284	199	5.96%
Total loans and leases	10,213,833	59,227	2.30%	9,427,370	55,071	2.32%	7,858,368	48,288	2.44%
Total interest-earning assets	12,081,525	64,050	2.10%	11,241,488	59,715	2.11%	9,359,422	51,018	2.17%
Other assets	381,218			382,763			405,461
Total assets	$12,462,743			$11,624,251			$9,764,883

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$4,195,332	$3,416	0.32%	$3,946,028	$3,682	0.37%	$2,949,908	$3,280	0.44%
Money market deposit accounts	5,385,794	5,905	0.43%	4,879,971	5,794	0.47%	4,027,298	6,120	0.60%
Certificates of deposit	842,758	843	0.40%	899,855	1,004	0.44%	1,003,219	2,707	1.07%
Borrowings:
FHLB borrowings	250,000	1,092	1.73%	250,815	1,102	1.74%	300,000	1,384	1.84%
Line of credit borrowings	8,370	93	4.41%	761	—	—%	870	—	—%
Senior & subordinated notes payable, net	118,765	1,572	5.25%	95,619	1,456	6.04%	95,493	1,455	6.06%
Total interest-bearing liabilities	10,801,019	12,921	0.47%	10,073,049	13,038	0.51%	8,376,788	14,946	0.71%
Noninterest-bearing deposits	617,241			528,897			457,824
Other liabilities	217,375			213,552			275,766
Shareholders' equity	827,108			808,753			654,505
Total liabilities and shareholders' equity	$12,462,743			$11,624,251			$9,764,883

Net interest income (1)		$51,129			$46,677			$36,072
Net interest spread			1.63%			1.60%			1.46%
Net interest margin (1)			1.68%			1.65%			1.53%

(1)    Interest income and net interest margin are calculated on a fully taxable equivalent basis.
(2)    Annualized.

EXHIBIT 99
TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Years Ended
	December 31, 2021			December 31, 2020
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$453,625	$573	0.13%	$775,276	$2,199	0.28%
Federal funds sold	11,148	9	0.08%	8,076	25	0.31%
Debt securities available-for-sale	402,391	5,640	1.40%	438,293	6,550	1.49%
Debt securities held-to-maturity, net	866,245	9,301	1.07%	246,054	6,439	2.62%
Debt securities trading	555	5	0.90%	592	5	0.84%
Equity securities	1,298	—	—%	—	—	—%
FHLB stock	11,766	613	5.21%	14,994	1,098	7.32%
Total loans and leases	9,187,492	215,186	2.34%	7,255,035	200,839	2.77%
Total interest-earning assets	10,934,520	231,327	2.12%	8,738,320	217,155	2.49%
Other assets	371,876			387,080
Total assets	$11,306,396			$9,125,400

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$3,768,446	$13,106	0.35%	$2,407,087	$14,493	0.60%
Money market deposit accounts	4,735,297	23,299	0.49%	3,812,942	35,095	0.92%
Certificates of deposit	920,820	5,099	0.55%	1,223,631	19,614	1.60%
Borrowings:
FHLB borrowings	251,164	4,348	1.73%	330,314	6,095	1.85%
Line of credit borrowings	3,433	148	4.31%	6,243	261	4.18%
Senior & subordinated notes payable, net	101,413	5,938	5.86%	59,078	3,593	6.08%
Total interest-bearing liabilities	9,780,573	51,938	0.53%	7,839,295	79,151	1.01%
Noninterest-bearing deposits	508,404			408,313
Other liabilities	220,303			239,137
Shareholders' equity	797,116			638,655
Total liabilities and shareholders' equity	$11,306,396			$9,125,400

Net interest income (1)		$179,389			$138,004
Net interest spread			1.59%			1.48%
Net interest margin (1)			1.64%			1.58%

(1)    Interest income and net interest margin are calculated on a fully taxable equivalent basis.

EXHIBIT 99
TRISTATE CAPITAL HOLDINGS, INC.
LOAN AND LEASE COMPOSITION (UNAUDITED)

	December 31, 2021		September 30, 2021		December 31, 2020
(Dollars in thousands)	Loan Balance	Percent of Loans	Loan Balance	Percent of Loans	Loan Balance	Percent of Loans
Middle-market banking loans:
Commercial and industrial	$1,513,423	14.1%	$1,340,817	13.6%	$1,274,152	15.5%
Commercial real estate	2,363,403	21.9%	2,324,185	23.5%	2,155,466	26.1%
Total middle-market banking loans	3,876,826	36.0%	3,665,002	37.1%	3,429,618	41.6%
Private banking loans	6,886,498	64.0%	6,204,009	62.9%	4,807,800	58.4%
Loans and leases held-for-investment	$10,763,324	100.0%	$9,869,011	100.0%	$8,237,418	100.0%

TRISTATE CAPITAL HOLDINGS, INC.
STATEMENTS OF INCOME BY REPORTABLE SEGMENT (UNAUDITED)

	Three Months Ended December 31, 2021				Year Ended December 31, 2021
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$64,045	$—	$—	$64,045	$231,297	$—	$—	$231,297
Interest expense	11,260	—	1,661	12,921	45,889	—	6,049	51,938
Net interest income (loss)	52,785	—	(1,661)	51,124	185,408	—	(6,049)	179,359
Provision for credit losses	488	—	—	488	808	—	—	808
Net interest income (loss) after provision for credit losses	52,297	—	(1,661)	50,636	184,600	—	(6,049)	178,551
Non-interest income:
Investment management fees	—	9,913	(346)	9,567	—	38,702	(1,248)	37,454
Net gain on the sale and call of debt securities	112	—	—	112	242	—	—	242
Other non-interest income	6,258	9	(25)	6,242	20,941	34	(25)	20,950
Total non-interest income (loss)	6,370	9,922	(371)	15,921	21,183	38,736	(1,273)	58,646
Non-interest expense:
Intangible amortization expense	—	478	—	478	—	1,911	—	1,911
Other non-interest expense	30,170	8,640	3,495	42,305	107,373	31,939	5,271	144,583
Total non-interest expense	30,170	9,118	3,495	42,783	107,373	33,850	5,271	146,494
Income (loss) before tax	28,497	804	(5,527)	23,774	98,410	4,886	(12,593)	90,703
Income tax expense (benefit)	2,158	916	(2,364)	710	14,171	1,100	(2,628)	12,643
Net income (loss)	$26,339	$(112)	$(3,163)	$23,064	$84,239	$3,786	$(9,965)	$78,060

EXHIBIT 99

	Three Months Ended December 31, 2020				Year Ended December 31, 2020
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$51,010	$—	$—	$51,010	$217,095	$—	$—	$217,095
Interest expense	13,495	—	1,451	14,946	75,339	—	3,812	79,151
Net interest income (loss)	37,515	—	(1,451)	36,064	141,756	—	(3,812)	137,944
Provision for credit losses	2,972	—	—	2,972	19,400	—	—	19,400
Net interest income (loss) after provision for credit losses	34,543	—	(1,451)	33,092	122,356	—	(3,812)	118,544
Non-interest income:
Investment management fees	—	8,772	(208)	8,564	—	32,727	(692)	32,035
Net gain on the sale and call of debt securities	133	—	—	133	3,948	—	—	3,948
Other non-interest income (loss)	5,270	36	—	5,306	21,164	58	—	21,222
Total non-interest income (loss)	5,403	8,808	(208)	14,003	25,112	32,785	(692)	57,205
Non-interest expense:
Intangible amortization expense	—	478	—	478	—	1,944	—	1,944
Other non-interest expense	26,078	7,237	642	33,957	90,541	27,735	2,883	121,159
Total non-interest expense	26,078	7,715	642	34,435	90,541	29,679	2,883	123,103
Income (loss) before tax	13,868	1,093	(2,301)	12,660	56,927	3,106	(7,387)	52,646
Income tax expense (benefit)	452	(74)	(328)	50	8,330	308	(1,226)	7,412
Net income (loss)	$13,416	$1,167	$(1,973)	$12,610	$48,597	$2,798	$(6,161)	$45,234

EXHIBIT 99
TRISTATE CAPITAL HOLDINGS, INC.
EARNINGS PER COMMON SHARE (UNAUDITED)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2021	2021	2020	2021	2020

Basic earnings per common share:
Net income	$23,064	$20,016	$12,610	$78,060	$45,234
Less: Preferred dividends on Series A and Series B	1,962	1,963	1,963	7,849	7,849
Less: Preferred dividends on Series C	1,153	1,134	24	4,499	24
Net income available to common shareholders	$19,949	$16,919	$10,623	$65,712	$37,361

Allocation of net income available:
Common shareholders	$16,798	$14,274	$10,578	$55,487	$37,320
Series C convertible preferred shareholders	2,658	2,225	38	8,590	34
Warrant shareholders	493	420	7	1,635	7
Total	$19,949	$16,919	$10,623	$65,712	$37,361

Basic weighted average common shares outstanding:
Basic common shares	31,396,278	31,357,356	28,378,695	31,315,235	28,267,512
Series C convertible preferred stock, as-if converted	4,967,272	4,887,272	102,767	4,848,039	25,832
Warrants, as-if exercised	922,438	922,438	20,053	922,438	5,041

Basic earnings per common share	$0.54	$0.46	$0.37	$1.77	$1.32

Diluted earnings per common share:
Income available to common shareholders after allocation	$16,798	$14,274	$10,578	$55,487	$37,320

Diluted weighted average common shares outstanding:
Basic common shares	31,396,278	31,357,356	28,378,695	31,315,235	28,267,512
Restricted stock - dilutive	1,028,637	664,729	390,320	994,997	345,026
Stock options - dilutive	156,084	124,137	98,943	149,716	125,930
Diluted common shares	32,580,999	32,146,222	28,867,958	32,459,948	28,738,468

Diluted earnings per common share	$0.52	$0.44	$0.37	$1.71	$1.30

	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Anti-dilutive shares:
Restricted stock	37,500	10,750	647,717	37,500	581,717
Stock options	—	—	—	—	—
Series C convertible preferred stock, as-if converted	4,967,272	4,887,272	4,727,272	4,967,272	4,727,272
Warrants, as-if exercised	922,438	922,438	922,438	922,438	922,438
Total anti-dilutive shares	5,927,210	5,820,460	6,297,427	5,927,210	6,231,427

Earnings per common share (“EPS”) is computed using the two-class method, which requires that the Series C convertible preferred stock and warrants to be treated as participating classes of securities in the computation of EPS. In addition, net income is reduced by dividends declared on all series of preferred stock to derive net income available to common shareholders. The two-class method is an earnings allocation that determines EPS for each class of common stock and participating security. Net income available to common shareholders is reduced by the percentage of average common shares allocable to Preferred Series C holders and warrant holders on an as-if converted basis to arrive at net income allocable to common shareholders. Basic EPS is computed by dividing net income allocable to common shareholders by the weighted average number of common shares outstanding for the period, excluding non-vested restricted stock. Diluted EPS reflects the potential dilution upon the exercise of stock options and warrants, and the vesting of restricted stock awards granted utilizing the treasury stock method. The Series C convertible preferred stock is excluded from diluted weighted average common shares outstanding because the payment of the dividend is considered in the net income allocable to common shareholders for the calculation of basic EPS.

EXHIBIT 99
TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES

The information set forth above contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP financial measures are “tangible common equity,” “tangible book value per common share,” “EBITDA,” “total revenue,” “pre-tax, pre-provision net revenue” and “efficiency ratio.” These non-GAAP financial measures are supplemental measures that we believe provide management and our investors with a more detailed understanding of our performance, although these measures are not necessarily comparable to similar measures that may be presented by other companies. These disclosures should not be viewed as a substitute for financial measures in accordance with GAAP. The non-GAAP financial measures presented herein are calculated as follows:

“Tangible common equity” is defined as common shareholders’ equity reduced by intangible assets, including goodwill. We believe this measure is important to management and investors so that they can better understand and assess changes from period to period in common shareholders’ equity exclusive of changes in intangible assets associated with prior acquisitions. Intangible assets are created when we buy businesses that add relationships and revenue to our company. Intangible assets have the effect of increasing both equity and assets, while not increasing our tangible equity or tangible assets.

“Tangible book value per common share” is defined as common shareholders’ equity reduced by intangible assets, including goodwill, divided by common shares outstanding. We believe this measure is important to many investors who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets associated with prior acquisitions.

“EBITDA” is defined as net income before interest expense, income tax expense (benefit), depreciation expense and intangible amortization expense. We use EBITDA particularly to assess the strength of our investment management business. We believe this measure is important because it allows management and investors to better assess our investment management performance in relation to our core operating earnings by excluding certain non-cash items and the volatility that is associated with certain discrete items that are unrelated to our core business.

“Total revenue” is defined as net interest income and total non-interest income, excluding gains and losses on the sale and call of debt securities. We believe adjustments made to our operating revenue allow management and investors to better assess our core operating revenue by removing the volatility that is associated with certain items that are unrelated to our core business.

“Pre-tax, pre-provision net revenue” is defined as net interest income and non-interest income, excluding gains and losses on the sale and call of debt securities and total non-interest expense. We believe this measure is important because it allows management and investors to better assess our performance in relation to our core operating revenue, excluding the volatility that is associated with provision for credit losses and changes in our tax rates and other items that are unrelated to our core business.

“Efficiency ratio” is defined as total non-interest expense divided by our total revenue. We believe this measure allows management and investors to better assess our operating expenses in relation to our core operating revenue, particularly at the Bank.

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	December 31,	September 30,	December 31,
(Dollars in thousands, except per share data)	2021	2021	2020
Tangible common equity and tangible book value per common share:
Common shareholders' equity	$655,178	$633,595	$580,002
Less: goodwill and intangible assets	62,000	62,478	63,911
Tangible common equity	$593,178	$571,117	$516,091
Common shares outstanding	33,263,498	33,154,343	32,620,150
Tangible book value per common share	$17.83	$17.23	$15.82

EXHIBIT 99

INVESTMENT MANAGEMENT SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2021	2021	2020	2021	2020
Investment Management EBITDA:
Net income	$(112)	$1,677	$1,167	$3,786	$2,798
Interest expense	—	—	—	—	—
Income taxes expense (benefit)	916	(412)	(74)	1,100	308
Depreciation expense	109	105	104	421	423
Intangible amortization expense	478	477	478	1,911	1,944
EBITDA	$1,391	$1,847	$1,675	$7,218	$5,473

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2021	2021	2020	2021	2020
Total revenue and pre-tax, pre-provision net revenue:
Net interest income	$51,124	$46,667	$36,064	$179,359	$137,944
Total non-interest income	15,921	14,230	14,003	58,646	57,205
Less: net gain (loss) on the sale and call of debt securities	112	33	133	242	3,948
Total revenue	66,933	60,864	49,934	237,763	191,201
Less: total non-interest expense	42,783	38,008	34,436	146,494	123,103
Pre-tax, pre-provision net revenue	$24,150	$22,856	$15,498	$91,269	$68,098

BANK SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2021	2021	2020	2021	2020
Bank total revenue:
Net interest income	$52,785	$48,114	$37,515	$185,408	$141,756
Total non-interest income	6,370	4,801	5,403	21,183	25,112
Less: net gain (loss) on the sale and call of debt securities	112	33	133	242	3,948
Bank total revenue	$59,043	$52,882	$42,785	$206,349	$162,920

Bank efficiency ratio:
Total non-interest expense (numerator)	$30,170	$28,975	$26,078	$107,373	$90,541
Bank total revenue (denominator)	$59,043	$52,882	$42,785	$206,349	$162,920
Bank efficiency ratio	51.10%	54.79%	60.95%	52.03%	55.57%

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Fourth Quarter 2021 (Dollars in thousands, except per share amounts)
Income Before Taxes (GAAP)	Non-recurring non-interest expense*	Income Before Taxes, excluding non-recurring items (non-GAAP)	Estimated effect of non-recurring item on Income Tax Expense**	Net Impact of Non-recurring expense and effect on Income Tax Expense**	Net impact of non-recurring expense and taxes on diluted EPS
$23,774	$2,665	$26,439	$560	$2,105	$0.06

*Non-recurring expenses incurred in connection with the pending transaction announced in October (agreement to be acquired by Raymond James)
**Tax impact estimated using 21% federal tax rate.